UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2015

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On November 9, 2015, Simon Property Group, Inc. announced that its indirect wholly-owned subsidiary, Simon International Finance, S.C.A., a corporate partnership limited by shares (société en commandite par actions) under the laws of the Grand Duchy of Luxembourg, priced an offering of €750 million principal amount of its 1.375% unsecured notes due 2022 (the “Notes”) in an offering to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes will be fully and unconditionally guaranteed by Simon Property Group, L.P. (the “Operating Partnership”).  The offering is scheduled to close on November 18, 2015, subject to customary closing conditions.

The Notes have not been, and will not be, registered under the Securities Act or applicable state or other securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K is not, and should not be construed as, an offering of the Notes.

The press release announcing the pricing was issued pursuant to and in accordance with Rule 135c under the Securities Act, and a copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 9, 2015, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 16, 2015

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., its sole General Partner

By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief Accounting Officer